                                                       News Release

                                                         Cory T. Walker
     July 16, 2012                                Chief Financial Officer
                                                         (386) 239-7250

BROWN & BROWN, INC.
ANNOUNCES 17.9% INCREASE IN TOTAL REVENUES

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) today announced its preliminary, unaudited financial results for the second quarter of 2012.

Net income for the second quarter of 2012 was $42,471,000, or $0.29 per share, compared with $37,035,000, or $0.26 per share for the same quarter of 2011, an increase of 11.5%.  Total revenue for the second quarter was $290,916,000, compared with 2011 second-quarter revenue of $246,816,000, an increase of 17.9%.

Total revenue for the six months ended June 30, 2012 was $593,402,000, compared with total revenue for the same period of 2011 of $509,044,000, an increase of 16.6%.  Net income for the six-month period ended June 30, 2012 was $91,904,000, or $0.63 per share, compared with $83,328,000, or $0.57 per share for the same period of 2011, an increase of 10.5%.

J. Powell Brown, President and Chief Executive Officer of the Company, noted, "We are pleased with our continued incremental revenue growth and the fact that each of our four business divisions reported positive organic growth in the second quarter of 2012."

Brown & Brown, Inc., through its subsidiaries, offers a broad range of insurance and reinsurance products and services.  Additionally, certain Brown & Brown subsidiaries offer a variety of risk management, third party administration, and other services. Serving business, public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States' sixth largest independent insurance intermediary. The Company's Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to the Company's anticipated financial results for the second quarter of 2012. These statements are not historical facts, but instead represent only the Company's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's determination as it finalizes its financial results for the second quarter of 2012 that its financial results differ from the current preliminary unaudited numbers set forth herein, other factors that the Company may not have currently identified or quantified, and other risks, relevant factors and uncertainties identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, and the Company's other filings with the Securities and Exchange Commission. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

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Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2012	2011	2012	2011
REVENUES

Commissions and fees	$289,942	$245,983	$586,475	$507,435
Investment income	187	393	322	617
Other income, net	787	440	6,605	992
Total revenues	290,916	246,816	593,402	509,044

EXPENSES

Employee compensation and benefits	150,752	125,852	300,348	252,409
Non-cash stock-based compensation	3,738	2,709	7,485	5,482
Other operating expenses	42,220	34,979	85,620	71,055
Amortization	15,881	13,556	31,494	27,065
Depreciation	3,784	3,079	7,425	6,214
Interest	4,000	3,608	8,087	7,215
Change in estimated acquisition earn-out payables	(604)	1,565	(992)	1,466
Total expenses	219,771	185,348	439,467	370,906

Income before income taxes	71,145	61,468	153,935	138,138

Income taxes	28,674	24,433	62,031	54,810

Net income	$ 42,471	$ 37,035	$91,904	$83,328
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Net income per share:
Basic	$0.30	$0.26	$0.64	$0.58
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Diluted	$0.29	$0.26	$0.63	$0.57
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Weighted average number of shares outstanding:
Basic	139,086	138,379	139,044	138,365
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Diluted	141,828	139,942	141,664	140,950
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Dividends declared per share	$0.085	$0.08	$0.17	$0.16
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Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Core Organic Commissions and Fees(1)
Three Months Ended June 30, 2012
(in thousands)
(unaudited)

	Quarter Ended 06/30/12	Quarter Ended 06/30/11	Total Net Change	Total Net Growth %	Less Acquisition Revenues	Internal Net Growth $	Internal Net Growth %

Retail(2)

	$159,684	$147,826	$11,858	8.0%	$11,431	$427	0.3%

National Programs	53,135	31,424	21,711	69.1%	19,464	2,247	7.2%

Wholesale Brokerage

	46,301	42,493	3,808	9.0%	443	3,365	7.9%

Services	27,521	16,120	11,401	70.7%	9,772	1,629	10.1%

Total Core Commissions and Fees (1)	$286,641	$237,863	$48,778	20.5%	$41,110	$7,668	3.2%
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Reconciliation of Internal Growth Schedule
to Total Commissions and Fees
Included in the Consolidated Statements of Income
For the Three Months Ended June 30, 2012 and 2011
(in thousands)
(unaudited)

	Quarter Ended 06/30/12	Quarter Ended 06/30/11
Total core commissions and fees(1)	$286,641	$237,863
Profit-sharing contingent commissions	1,043	2,275
Guaranteed supplemental commissions	2,258	2,856
Divested business	-	2,989

Total commissions & fees	$289,942	$245,983
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(1) Total core commissions and fees are our total commissions and fees less (i) profit-sharing contingent commissions (revenues derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), (ii) guaranteed supplemental commissions (GSC) (revenues derived from special revenue-sharing commissions from insurance companies based solely upon the volume of the business placed with such companies during the current year),and (iii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

(2) The Retail segment includes commissions and fees reported in the "Other" column of the Segment Information, which includes corporate and consolidation items.

Brown & Brown, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	June 30,	December 31,

	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$ 193,712	$ 286,305
Restricted cash and investments	192,540	130,535
Short-term investments	7,729	7,627
Premiums, commissions and fees receivable	295,758	240,257
Deferred income taxes	16,281	19,863
Other current assets	45,018	23,540
Total current assets	751,038	708,127

Fixed assets, net	70,986	61,360
Goodwill	1,674,903	1,323,469
Amortizable intangible assets, net	577,203	496,182
Other assets	23,161	17,873
Total assets	$3,097,291	$2,607,011
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LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Premiums payable to insurance companies	$ 461,022	$ 327,096
Premium deposits and credits due customers	29,246	30,048
Accounts payable	55,802	22,384
Accrued expenses and other liabilities	94,546	100,865
Current portion of long-term debt	663	1,227
Total current liabilities	641,279	481,620

Long-term debt	450,033	250,033

Deferred income taxes, net	222,773	178,052

Other liabilities	64,959	53,343

Shareholders' equity:
Common stock, par value $0.10 per share; authorized 280,000 shares; issued and outstanding 143,281 at 2012 and 143,352 at 2011	14,328	14,335
Additional paid-in capital	313,810	307,059
Retained earnings	1,390,109	1,322,562
Accumulated other comprehensive income	-	7

Total shareholders' equity	1,718,247	1,643,963

Total liabilities and shareholders' equity	$3,097,291	$2,607,011
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